Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)

Registration Statement (Form S-8 No. 333-220057) of Aerpio Pharmaceuticals, Inc., pertaining to the Aerpio Therapeutics, Inc. 2011 Equity Incentive Plan, Aerpio Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan, and Aerpio Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan,

2)	Registration Statement (Form S-3 No. 333-223113) of Aerpio Pharmaceuticals, Inc., for the registration of common stock, preferred stock, debt securities, warrants, and/or units,
3)

Registration Statement (Form S-8 No. 333-224189) of Aerpio Pharmaceuticals, Inc., pertaining to the Aerpio Therapeutics, Inc. 2011 Equity Incentive Plan, Aerpio Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan, and Aerpio Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan,

4)	Registration Statement (Form S-3 No. 333-217320) of Aerpio Pharmaceuticals, Inc., for the registration of common stock,
5)	Registration Statement (Form S-3 No. 333-229087) of Aerpio Pharmaceuticals Inc., for the registration of common stock,
6)	Registration Statement (Form S-8 No. 333-229089) of Aerpio Pharmaceuticals, Inc., pertaining to the Inducement Stock Option Agreements,
7)

Registration Statement (Form S-8 No. 333-230114) of Aerpio Pharmaceuticals, Inc., pertaining to the Aerpio Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan and Aerpio Pharmaceuticals, Inc. Amended and Restated 2017 Employee Stock Purchase Plan,

8)

Registration Statement (Form S-8 No. 333-237210) of Aerpio Pharmaceuticals, Inc. pertaining to the Aerpio Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan and Aerpio Pharmaceuticals, Inc. Amended and Restated 2017 Employee Stock Purchase Plan, and

of our report dated March 11, 2021, with respect to the consolidated financial statements of Aerpio Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) of Aerpio Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Cincinnati, Ohio

March 11, 2021